    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1998.
                                           REGISTRATION STATEMENT NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                         AVALON BAY COMMUNITIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        MARYLAND                               77-0404318
(STATE OF INCORPORATION)         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                       2900 EISENHOWER AVENUE, SUITE 300
                          ALEXANDRIA, VIRGINIA 22314
                                (703) 329-6300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                              RICHARD L. MICHAUX
                            CHIEF EXECUTIVE OFFICER
                         AVALON BAY COMMUNITIES, INC.
         2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VIRGINIA 22314
                                (703) 329-6300
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                --------------

                                WITH COPIES TO:
                             DAVID W. WATSON, P.C.
                          GOODWIN, PROCTER & HOAR LLP
               EXCHANGE PLACE, BOSTON, MASSACHUSETTS 02109-2881
                                (617) 570-1000

  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
   TITLE OF                               PROPOSED            PROPOSED
  SECURITIES                               MAXIMUM             MAXIMUM
     BEING          AMOUNT TO BE       OFFERING PRICE         AGGREGATE           AMOUNT OF
  REGISTERED       REGISTERED (1)       PER UNIT (2)     OFFERING PRICE (3)  REGISTRATION FEE (4)
-------------------------------------------------------------------------------------------------
Debt Securities     $750,000,000            N.A.            $750,000,000           $175,968
Preferred Stock
Common Stock(5)
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) The amount to be registered consists of up to $750,000,000 of an indeterminate amount of Debt Securities, Preferred Stock and/or Common Stock. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), this amount includes $153,500,005 of securities being carried forward from the earlier Registration Statement on Form S-3 (No. 333-41511), which have not been previously sold. There is also being registered hereunder such currently indeterminate number of shares of Common Stock as may be issued upon conversion of the Debt Securities or the Preferred Stock registered hereby and shares of Preferred Stock as may be issued upon conversion of the Debt Securities registered hereby.
(2) The proposed maximum offering price per unit has been omitted pursuant to Securities Act Release No. 6964.
(3) Estimated solely for purposes of computing the registration fee. No separate consideration will be received for securities issued upon conversion of Debt Securities or Preferred Stock.
(4) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. Pursuant to Rule 429 under the Securities Act, the amount of $153,500,005 of securities covered by the earlier Registration Statement on Form S-3 (No. 333-41511) is being carried forward and the corresponding registration fee of $45,282 was previously paid at the time of filing.
(5) This Registration Statement also relates to the rights (the "Rights") to purchase shares of Series E Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, March 10, 1998, pursuant to the terms of the Registrant's Shareholder Rights Agreement, dated March 9, 1998. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Common Stock and will be transferred with and only with such Common Stock.

  The Prospectus contained in this Registration Statement relates to and constitutes a Post-Effective Amendment to the Registration Statement on Form S-3 (No. 333-41511) of the Registrant, and it is intended to be the combined prospectus referred to in Rule 429 under the Securities Act.

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

PROSPECTUS

[LOGO]

                                 $750,000,000

                         AVALON BAY COMMUNITIES, INC.

                                DEBT SECURITIES
                                PREFERRED STOCK
                                 COMMON STOCK

                               ----------------

  Avalon Bay Communities, Inc. (the "Company") may offer from time to time in one or more series (i) unsecured debt securities ("Debt Securities"), (ii) shares of preferred stock, par value $.01 per share ("Preferred Stock"), and
(iii) shares of common stock, par value $.01 per share ("Common Stock"), with an aggregate public offering price of up to $750,000,000 in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities, Preferred Stock and Common Stock (collectively, the "Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

  The specific terms of the Securities for which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Company or repayment at the option of the holder, terms for sinking fund payments, terms for conversion into Common Stock or Preferred Stock, covenants and any initial public offering price, (ii) in the case of Preferred Stock, the specific designation and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price, and (iii) in the case of Common Stock, any initial public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be consistent with the Company's charter, as amended (the "Charter"), or otherwise appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes. See "Restrictions on Transfers of Stock."

  The applicable Prospectus Supplement will also contain information, where appropriate, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

  The Securities may be offered by the Company directly to one or more purchasers, through agents designated from time to time by the Company or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION NOR HAS THE  SECURITIES AND EXCHANGE COMMISSION  PASSED
  UPON  THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS. ANY REPRESENTATION  TO
   THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

               The date of this Prospectus is August    , 1998.

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, and such electronic versions are available to the public at the Commission's World-Wide Web Site, http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained via EDGAR or by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, the Company's Common Stock, 8.50% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), 8.00% Series D Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"), 9.00% Series F Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series F Preferred Stock"), and 8.96% Series G Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series G Preferred Stock"), are listed on the New York Stock Exchange (the "NYSE") and the Pacific Exchange (the "PCX"), and such reports and information can be inspected at the NYSE, 20 Broad Street, New York, New York 10005, and at the PCX, 301 Pine Street, San Francisco, California 94104.

  In accordance with Section 2-210 of the Maryland General Corporation Law, as amended (the "MGCL"), the Board of Directors has authorized the issuance of some or all of the shares of any or all of its classes or series of stock without certificates. In addition, the Company has the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See "Description of Preferred Stock" and "Description of Common Stock." The Company's Charter imposes limitations on the ownership and transfer of the Company's stock. See "Restrictions on Transfers of Stock." The Company will furnish a full statement of the relative rights and preferences of each class or series of stock of the Company which has been so designated and any restrictions on the ownership or transfer of stock of the Company to any stockholder upon request and without charge. Written requests for such copies should be directed to: Avalon Bay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:
(i) Annual Report on Form 10-K for the fiscal year ended December 31, 1997,
(ii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, (iii) Current Report on Form 8-K filed January 8, 1998, (iv) Current Report on Form 8-K filed January 21, 1998, (v) Current

Report on Form 8-K filed March 11, 1998, (vi) Current Report on Form 8-K filed March 27, 1998, (vii) Current Report on Form 8-K filed April 16, 1998, (viii) Current Report on Form 8-K filed April 22, 1998, (ix) Current Report on Form 8-K filed June 19, as amended by Form 8-K/A filed June 26, 1998, (x) Current Report on Form 8-K filed July 9, 1998, (xi) Current Report on Form 8-K filed August 5, 1998, (xii) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B dated June 7, 1995, and
(xiii) the description of the Company's Rights to purchase shares of the Company's Series E Junior Participating Cumulative Preferred Stock, par value $.01 per share, contained in the Company's Registration Statement of Form 8-A filed March 11, 1998.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of all Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The Company will provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, at the request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be directed to: Avalon Bay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer (Tel. # (703) 329-2300). In addition, the public may read and copy any materials filed by the Company with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Pubic Reference Room by calling the Commission at 1-800-SEC-0330.

  Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in an applicable Prospectus Supplement) or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus or any Prospectus Supplement, except as so modified or superseded.

                                  THE COMPANY

  The Company is a REIT that is focused exclusively on the ownership of institutional-quality apartment communities in high barrier-to-entry markets of the United States. These markets include Northern and Southern California and selected states in the Mid-Atlantic, Northeast, Midwest and Pacific Northwest regions of the country. The Company is the surviving entity from the merger (the "Merger") of Avalon Properties, Inc. with and into Bay Apartment Communities, Inc. on June 4, 1998. Concurrently with the Merger, the Company changed its name to Avalon Bay Communities, Inc.

  The Company is a fully-integrated real estate organization with in-house acquisition, development, redevelopment, construction, reconstruction, financing, marketing, leasing and management expertise. With its experience and in-house capabilities, the Company believes it is well-positioned to continue to take advantage of opportunities to develop and acquire upscale apartment homes in its target markets.

  The Company elected to be taxed as a REIT for federal income tax purposes for the year ending December 31, 1994 and has not revoked that election. The Company was incorporated under the laws of the State of California in 1978 and was reincorporated in the State of Maryland in July 1995. Its principal executive offices are located at 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, and its telephone number at that location is (703) 329-6300. The Company also maintains super-regional offices in San Jose, California and Wilton, Connecticut and acquisition, development, redevelopment, construction, reconstruction or administrative offices in Boston, Massachusetts; Chicago, Illinois; Minneapolis, Minnesota; Newport Beach, California; New York, New York; Princeton, New Jersey; Richmond Virginia; and Seattle, Washington.

                                USE OF PROCEEDS

  Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of Securities for general corporate purposes, which may include the acquisition or development of additional properties, the repayment of outstanding debt or the improvement of certain properties already in the Company's portfolio.

                 RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the Company's consolidated ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown:

                         QUARTER ENDED  YEAR ENDED   YEAR ENDED   YEAR ENDED   MARCH 17-   JANUARY 1-  YEAR ENDED
                           MARCH 31,   DECEMBER 31, DECEMBER 31, DECEMBER 31, DECEMBER 31, MARCH 16,  DECEMBER 31,
                             1998          1997         1996         1995         1994      1994(1)     1993(1)
                         ------------- ------------ ------------ ------------ ------------ ---------- ------------
Ratio...................     1.45x        1.84x        1.61x        1.26x        1.76x        .71x        .96x

--------
(1) Ratios for the period January 1--March 16, 1994 and the year ended 1993 reflect periods prior to the recapitalization and initial public offering of the Company on March 17, 1994. The earnings for these periods were inadequate to cover fixed charges as follows:

   Period January 1--March 16, 1994................................... $716,000
   Year ended December 31, 1993.......................................  447,000

  The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings by combined fixed charges and preferred stock dividends. For this purpose, earnings consist of pre-tax income from continuing operations plus fixed charges less capitalized interest. Fixed charges consist of interest expense, capitalized interest and the amortization of debt issuance costs.

  The Company issued (i) 2,308,800 shares of Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), in October 1995, of which 1,358,736 shares were converted into 1,358,736 shares of Common Stock on April 27, 1998 and 950,064 shares were converted into 950,064 shares of Common Stock on June 15, 1998, (ii) 405,022 shares of Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), in May 1996, all of which were converted into 405,022 shares of Common Stock on June 15, 1998,
(iii) 2,300,000 shares of Series C Preferred Stock in June 1997, all of which are currently outstanding, (iv) 3,267,700 shares of Series D Preferred Stock in December 1997, all of which are currently outstanding, (v) 4,455,000 shares of Series F Preferred Stock in June 1998, all of which are currently outstanding and (vi) 4,300,000 shares of Series G Preferred Stock in June 1998, all of which are currently outstanding.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods shown:

                         QUARTER ENDED  YEAR ENDED   YEAR ENDED   YEAR ENDED   MARCH 17-   JANUARY 1-  YEAR ENDED
                           MARCH 31,   DECEMBER 31, DECEMBER 31, DECEMBER 31, DECEMBER 31, MARCH 16,  DECEMBER 31,
                             1998          1997         1996         1995         1994      1994(1)     1993(1)
                         ------------- ------------ ------------ ------------ ------------ ---------- ------------
Ratio...................     2.07x        2.48x        2.00x        1.33x        1.76x        .71x        .96x

--------
(1) Ratios for the period January 1--March 16, 1994 and the year ended 1993 reflect periods prior to the recapitalization and initial public offering of the Company on March 17, 1994. The earnings for these periods were inadequate to cover fixed charges as follows:

   Period January 1--March 16, 1994................................... $716,000
   Year ended December 31, 1993.......................................  447,000

  The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations plus fixed charges less capitalized interest. Fixed charges consist of interest expense, capitalized interest and the amortization of debt issuance costs.

                        DESCRIPTION OF DEBT SECURITIES

GENERAL

  The Debt Securities will be direct unsecured obligations of the Company and may be either senior Debt Securities ("Senior Securities") or subordinated Debt Securities ("Subordinated Securities"). The Debt Securities will be issued under one or more indentures, each dated as of a date prior to the issuance of the Debt Securities to which it relates. Senior Securities and Subordinated Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between the Company and a trustee (a "Trustee"), which may be the same Trustee, and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to collectively as the "Indentures." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Indentures and such Debt Securities.

  Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable Indenture.

TERMS

  Unless otherwise indicated in the applicable Prospectus Supplement, the indebtedness represented by the Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The indebtedness represented by Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Company as described under "--Subordination." The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in the applicable Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture and any applicable federal income tax considerations. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

  Except as set forth in any Prospectus Supplement, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Company or as set forth in the applicable Indenture or in one or more indentures supplemental to such Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of such series, for issuance of additional Debt Securities of such series.

  Each Indenture will provide that the Company may, but need not, designate more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

  The following summaries set forth certain general terms and provisions of the Indentures and the Debt Securities. The Prospectus Supplement relating to the series of Debt Securities being offered will contain further terms of such Debt Securities, including the following specific terms:

    (1) The title of such Debt Securities and whether such Debt Securities are Senior Securities or Subordinated Securities;

    (2) The aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

    (3) The price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Common Stock or Preferred Stock, or the method by which any such portion shall be determined;

    (4) If convertible, the terms on which such Debt Securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the Common Stock or Preferred Stock receivable on conversion;

    (5) The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

    (6) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

    (7) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

    (8) The place or places where the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

    (9) The period or periods, if any, within which, the price or prices at which, and the other terms and conditions upon which, such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Company;

    (10) The obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

    (11) If other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

    (12) Whether the principal of (and premium or Make-Whole Amount, if any) or interest on the Debt Securities of the series are to be payable, at the election of the Company or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable;

    (13) Provisions, if any, granting special rights to the holders of Debt Securities of the series upon the occurrence of such events as may be specified;

    (14) Whether the amount of payments of principal of (and premium or Make-Whole Amount, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

    (15) Whether such Debt Securities will be issued in certificated or book-entry form and, if so, the identity of the depository for such Debt Securities;

    (16) Whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Debt Securities of the series are to be issuable initially in temporary global form and whether any Debt Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent Global Security (as defined under "--Book-Entry System and Global Securities") may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities of the series are to be issuable as a Global Security, the identity of the depository for such series;

    (17) The applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable Indenture, or any modification thereof;

    (18) Whether and under what circumstances the Company will pay any additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment;

    (19) Any deletions from, modifications of or additions to the events of default or covenants of the Company, to the extent different from those described herein or set forth in the applicable Indenture with respect to such Debt Securities, and any change in the right of any Trustee or any of the holders to declare the principal amount of any of such Debt Securities due and payable; and

    (20) Any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

  If so indicated in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, any special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

  Except as may be set forth in any Prospectus Supplement, the Debt Securities will not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control. Restrictions on ownership and transfers of the Common Stock and Preferred Stock are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Restrictions on Transfers of Stock." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

  Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

  Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium or Make-Whole Amount, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the applicable Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

  Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security in registered form ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable Regular Record Date and may either be paid to the Person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, in which case notice thereof shall be given to the holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

  Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Company for such purpose. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Company for such purpose. Every Debt Security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable Trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

  Neither the Company nor any Trustee shall be required (i) to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the selection of any Debt Securities for redemption and ending at the close of business on the day of mailing of a notice of redemption; (ii) to register the transfer of or exchange any Debt Security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) to issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

MERGER, CONSOLIDATION OR SALE OF ASSETS

  The Indentures will provide that the Company may, without the consent of the holders of any outstanding Debt Securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (a) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is organized under the laws of any domestic jurisdiction and assumes the Company's obligations to pay principal of (and premium or Make-Whole Amount, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any subsidiary as a result thereof as having been incurred by the Company or such subsidiary at the time of such transaction, no Event of Default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering such conditions shall be delivered to each Trustee.

CERTAIN COVENANTS

  The applicable Prospectus Supplement will describe any material covenants in respect of a series of Debt Securities that are not described in this Prospectus. Unless otherwise indicated in the applicable Prospectus Supplement, Senior Debt Securities will include the following covenants of the
Company:

    Existence. Except as permitted under "--Merger, Consolidation or Sale of Assets," the Indentures will require the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by articles of incorporation, by-laws and statute) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if its Board of Directors determines that the preservation thereof is no longer desirable in the conduct of its business.

    Maintenance of Properties. The Indentures will require the Company to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

    Insurance. The Indentures will require the Company to cause each of its and its subsidiaries' insurable properties to be insured against loss or damage in an amount deemed reasonable by the Board of Directors with insurers of recognized responsibility and, if described in the applicable Prospectus Supplement, having a specified rating from a recognized insurance rating service.

    Payment of Taxes and Other Claims. The Indentures will require the Company to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Company or any subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any subsidiary unless such lien would not have a material adverse effect upon such property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith or (ii) for which the Company has set apart and maintains an adequate reserve.

    Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Indentures will require the Company, within 15 days of each of the respective dates by which the Company would have been required to file annual reports, quarterly reports and other documents with the Commission if the Company were so subject, (i) to transmit by mail to all holders of Debt Securities, as their names and addresses appear in the applicable register for such Debt Securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such sections, (ii) to file with the applicable Trustee copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (iii) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

EVENTS OF DEFAULT, NOTICE AND WAIVER

  Unless otherwise described in the applicable Prospectus Supplement, each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default in the payment of any installment of interest on any Debt Security of such series when such interest becomes due and payable that continues for a period of 30 days; (b) default in the payment of principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series when due and payable; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance or breach of any other covenant or warranty of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable Indenture; (e) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any of its subsidiaries in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its subsidiaries in an aggregate principal amount in excess of $25,000,000, whether such indebtedness exists on the date of such Indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such indebtedness having been discharge or such acceleration having been rescinded or annulled within a specified period of time; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary of the Company; and (g) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act.

  If an Event of Default under any Indenture with respect to any series of Debt Securities at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of, and premium or Make-Whole Amount, if any, on, all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under any Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may
be) may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with the applicable Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof and the premium or Make-Whole Amount, if any), with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in such Indenture. The Indentures will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

  The Indentures will require each Trustee to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such Trustee consider such withholding to be in the interest of such holders.

  The Indentures will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities at the respective due dates or redemption dates thereof.

  The Indentures will provide that, subject to provisions in each Indenture relating to its duties in case of default, a Trustee will be under no obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, a Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

  Within 120 days after the close of each fiscal year, the Company will be required to deliver to each Trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

MODIFICATION OF THE INDENTURES

  Modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under such

Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (a) change the stated maturity of the principal of, or any installment of interest (or premium or Make-Whole Amount, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal of, premium or Make-Whole Amount, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

  The holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the applicable Indenture.

  Modifications and amendments of an Indenture will be permitted to be made by the Company and the respective Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Company as obligor under such Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in such Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Debt Securities; (iv) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of an Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities;
(vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Stock or Preferred Stock; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under an Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series issued under such Indenture; or (x) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the holders of the outstanding Debt Securities of any series in any material respect.

  The Indentures will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above),
(iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant such Indenture, and
(iv) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded.

  The Indentures will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting will be permitted to be called at any time by the applicable Trustee, and also, upon request, by the Company or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

  Notwithstanding the foregoing provisions, the Indentures will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting, and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture.

SUBORDINATION

  Unless otherwise provided in the applicable Prospectus Supplement, Subordinated Securities will be subject to the following subordination provisions.

  Upon any distribution to creditors of the Company in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any Subordinated Securities will be subordinated to the extent provided in the applicable Indenture in right of payment to the prior payment in full of all Senior Debt (as defined below), but the obligation of the Company to make payments of the principal of and interest on such Subordinated Securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Company receives notice of the default. After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt. The Subordinated Indenture will not restrict the amount of Senior Indebtedness or other indebtedness of the Company and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of Subordinated Indebtedness may recover less, ratably, than general creditors of the Company.

  Senior Debt will be defined in the applicable Indenture as the principal of and interest on, or substantially similar payments to be made by the Company in respect of, the following, whether outstanding at the date of execution of the applicable Indenture or thereafter incurred, created or assumed: (a) indebtedness of the Company for money borrowed or represented by purchase-money obligations, (b) indebtedness of the Company evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement, (c) obligations of the Company as lessee under leases of property either made as part of any sale and leaseback transaction to which the Company is a party or otherwise, (d) indebtedness of partnerships and joint ventures which is included in the consolidated financial statements of the Company, (e) indebtedness, obligations and liabilities of others in respect of which the Company is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Company has agreed to purchase or otherwise acquire, and (f) any binding commitment of the Company to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (1) any such indebtedness, obligation or liability referred to in clauses (a) through (f) above as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks pari passu with the Subordinated Securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Company to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated, and (3) the Subordinated Securities. There will not be any restrictions in any Indenture relating to Subordinated Securities upon the creation of additional Senior Debt.

  If this Prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Debt outstanding as of the end of the Company's most recent fiscal quarter.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  Unless otherwise indicated in the applicable Prospectus Supplement, the Company will be permitted, at its option, to discharge certain obligations to holders of any series of Debt Securities issued under any Indenture that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

  The Indentures will provide that, unless otherwise indicated in the applicable Prospectus Supplement, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to hold moneys for payment in trust and, with respect to Subordinated Debt Securities which are convertible or exchangeable, the right to convert or exchange) ("defeasance") or (b) to be released from its obligations with respect to such Debt Securities under the applicable Indenture (including the restrictions described under "--Certain Covenants") or, if provided in the applicable Prospectus Supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an Event of Default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of

(and premium or Make-Whole Amount, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

  Such a trust will only be permitted to be established if, among other things, the Company has delivered to the applicable Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium or Make-Whole Amount, if any) and interest.

  "Government Obligations" means securities that are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

  Unless otherwise indicated in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise indicated in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

  In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "--Events of Default, Notice and Waiver" with respect to specified sections of an Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (g) under "--Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

  The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

  The terms and conditions, if any, upon which the Debt Securities are convertible into Common Stock or Preferred Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into shares of Common Stock or Preferred Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Company's REIT status.

PAYMENT

  Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium or Make-Whole Amount, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

  All moneys paid by the Company to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the holder of such Debt Security thereafter may look only to the Company for payment thereof.

BOOK-ENTRY SYSTEM AND GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as Depository. Global Securities may be issued in either fully registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any nominee of such Depositor to a successor Depository or any nominee of such successor.

  The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company expects that unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to depository arrangements.

  Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt

Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered directly by the Company. Ownership of beneficial interests in such Global Security will be limited to Participants or persons that may hold interests through Participants.

  The Company expects that, pursuant to procedures established by DTC, ownership of beneficial interests in any Global Security with respect to which DTC is the Depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its Participants relating to beneficial ownership interests in the Debt Securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

  So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as described below or in the applicable Prospectus Supplement, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture. Beneficial owners of Debt Securities evidenced by a Global Security will not be considered the owners or holders thereof under the applicable Indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the Trustee thereunder. Accordingly, each person owning a beneficial interest in a Global Security with respect to which DTC is the Depository must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interests, to exercise any rights of a holder under the applicable Indenture. The Company understands that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, DTC would authorize the Participants holding the relevant beneficial interest to give or take such action, and such Participants would authorize beneficial owners through such Participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

  Payments of principal of (and applicable premium or Make-Whole Amount, if any) and interest on individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to or at the direction of the Depository or its nominee, as the case may be, as the registered owner of the Global Security under the applicable Indenture. Under the terms of the applicable Indenture, the Company and the Trustee may treat the persons in whose name Debt Securities, including a Global Security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Debt Securities (including principal, premium or Make-Whole Amount, if any, and interest). The Company believes, however, that it is currently the policy of DTC to immediately credit the accounts of relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant Global Security as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such Participants. Redemption notices with respect to any Debt Securities represented by a Global Security will be sent to the Depository or its nominee. If less than all of the Debt Securities of any series are to be redeemed, the Company expects the Depository to determine the amount of the interest of each Participant in such Debt

Securities to be redeemed to be determined by lot. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining any records with respect thereto.

  Neither the Company nor the Trustee will be liable for any delay by the holders of a Global Security or the Depository in identifying the beneficial owners of Debt Securities and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a Global Security or the Depository for all purposes. The rules applicable to DTC and its Participants are on file with the Commission.

  If a Depository for any Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in exchange for the Global Security representing such Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any of such Debt Securities represented by one or more Global Securities and in such event will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Individual Debt Securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

  The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depository, or with a nominee for such depository, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

                        DESCRIPTION OF PREFERRED STOCK

  The description of the Company's Preferred Stock set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Charter and Bylaws, as amended (the "Bylaws").

GENERAL

  Under the Company's Charter, the Company has authority to issue 50,000,000 shares of Preferred Stock, of which 2,300,000 shares have been designated Series C Preferred Stock and are currently outstanding, 3,450,000 shares have been designated Series D Preferred Stock of which 3,267,700 are currently outstanding, 1,000,000 shares have been designated Series E Junior Participating Cumulative Preferred Stock and none of which are currently outstanding, 4,455,000 shares have been designated Series F Preferred Stock and are currently outstanding, and 4,300,000 shares have been designated Series G Preferred Stock and are currently outstanding. The Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are listed on the NYSE and PCX under the symbols "AVB PrC," "AVB PrD," "AVB PrF," and "AVB PrG," respectively. Shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors of the Company. Prior to the issuance of shares of each series, the Board of Directors is required by the MGCL and the Company's Charter to fix for each series, subject to the provisions of the Company's Charter regarding excess stock, $.01 par value per share ("Excess Stock"), the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The Preferred Stock will, when issued following the receipt of full consideration therefor, be fully paid and nonassessable and will have no preemptive rights. The Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares over the then market price of such shares of Common Stock.

TERMS

  The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Charter and Bylaws and any applicable amendment to the Charter designating terms of a series of Preferred Stock (a "Designating Amendment").

  Reference is made to the Prospectus Supplement relating to the Preferred Stock offered thereby for specific terms, including:

    (1) The title and stated value of such Preferred Stock;

    (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

    (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

    (4) The date from which dividends on such Preferred Stock shall accumulate, if applicable;

    (5) The procedures for any auction and remarketing, if any, for such Preferred Stock;

    (6) The provision for a sinking fund, if any, for such Preferred Stock;

    (7) The provision for redemption, if applicable, of such Preferred Stock;

    (8) Any listing of such Preferred Stock on any securities exchange;

    (9) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock, including the conversion price (or manner of calculation thereof);

    (10) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock;

    (11) A discussion of federal income tax considerations applicable to such Preferred Stock;

    (12) The relative ranking and preference of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

    (13) Any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

    (14) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

RANK

  Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company. The term "equity securities" does not include convertible debt securities.

DIVIDENDS

  Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

  Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

  If Preferred Stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any Common Stock of the Company or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period, or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) upon Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

  Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, no dividends (other than in shares of Common Stock or other shares of stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation).

  Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

REDEMPTION

  If so indicated in the applicable Prospectus Supplement, the Preferred Stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

  The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of shares of stock of the Company, then the terms of such Preferred Stock may provide that, if no such shares of stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, then such Preferred Stock shall automatically and mandatorily be converted into the applicable shares of stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

  Notwithstanding the foregoing, unless (i) if a series of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of such series of Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, or (ii) if a series of Preferred Stock does not have a cumulative dividend, full dividends on all shares of the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of such series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series. In addition, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for capital shares of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

  If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by any other equitable manner determined by the Company.

  Notice of redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of stock of the Company ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable Prospectus Supplement, plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of stock of the Company ranking on a parity with the Preferred Stock in the distribution of assets, then the holders of the Preferred Stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

  If liquidating distributions shall have been made in full to all holders of Preferred Stock, then the remaining assets of the Company shall be distributed among the holders of any other classes or series of stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

  Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

  Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock of a series remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of such series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking prior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Company's Charter or the Designating Amendment for such series of Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Stock, and provided further that (x) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

  The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

  The terms and conditions, if any, upon which any series of Preferred Stock is convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the shares of Preferred Stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Stock.

RESTRICTIONS ON OWNERSHIP

  For the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities, including any Preferred Stock of the Company. Therefore, in addition to limitations already included in the Company's Charter, the Designating Amendment for each series of Preferred Stock may contain provisions restricting the ownership and transfer of the Preferred Stock. The applicable Prospectus Supplement will specify any additional ownership limitation relating to a series of Preferred Stock. See "Restrictions on Transfers of Stock."

TRANSFER AGENT

  The transfer agent and registrar for the Preferred Stock will be set forth in the applicable Prospectus Supplement.

                          DESCRIPTION OF COMMON STOCK

  The description of the Company's Common Stock set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Charter and Bylaws.

GENERAL

  Under the Charter, the Company has authority to issue 300,000,000 shares of Common Stock. Under Maryland law, stockholders generally are not responsible for the Company's debts or obligations. As of August 3, 1998, the Company had outstanding 63,574,010 shares of Common Stock. The Common Stock is listed on the NYSE and the PCX under the symbol "AVB."

TERMS

  Subject to the preferential rights of any other shares or series of stock and to the provisions of the Company's Charter regarding Excess Stock, holders of shares of Common Stock will be entitled to receive dividends on shares of Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

  Subject to the provisions of the Company's Charter regarding Excess Stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as otherwise required by law or except as provided with respect to any other class or series of stock, the holders of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of Preferred Stock, a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director.

  Holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.

  The Company intends to furnish its stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

  Subject to the provisions of the Company's Charter regarding Excess Stock, all shares of Common Stock will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

  Pursuant to the MGCL, a corporation generally cannot dissolve, amend its Charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage is set forth in the Company's Charter, which percentage shall not in any event be less than a majority of all of the shares entitled to vote on such matter. The Company's Charter provides that whenever any vote of the holders of voting stock is required to amend or repeal any provision of the Charter, then in addition to any other vote of the holders of voting stock that is required by the Charter, the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of the Charter; provided, however, that the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of the holders of not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any of the provisions relating to the resignation or removal of directors, vacancies on the Board of Directors, independent directors, rights and powers of the Company, the Board of Directors and Officers (including amendments to the Charter), and the limitation of liability of directors and officers.

RESTRICTIONS ON OWNERSHIP

  For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities. See "Restrictions on Transfers of Stock."

SHAREHOLDER RIGHTS AGREEMENT

  The Company has adopted a Shareholder Rights Agreement (the "Rights Agreement"), the purpose of which is, among other things, to enable stockholders to receive fair and equal treatment in the event of any proposed acquisition of the Company. The Rights Agreement may have the effect of delaying, deferring or preventing a change in control of the Company and, therefore, could adversely affect the stockholders' ability to realize a premium over the then-prevailing market price for the Common Stock in connection with such a transaction. The following summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Company's Rights Agreement, which was previously filed with the Commission on March 11, 1998 as an exhibit to the Company's Registration Statement on Form 8-A.

  In connection with the adoption of the Rights Agreement, the Board of Directors declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of the Company's Common Stock to stockholders of record as of the close of business on March 10, 1998 (the "Record Date"). Each Right entitles the registered holder thereof to purchase from the Company a unit ("Unit") consisting of one one-thousandth of a share of Series E Junior Participating Cumulative Preferred Stock, par value $0.01 per share, of the Company, at a cash exercise price of $160.00 per Unit, subject to adjustment.

  The Rights are currently not exercisable and are attached to and trade with all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date. The Rights will separate from the Common Stock and will become exercisable upon the earlier of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 10% or more of the outstanding shares of Common Stock (an "Acquiring Person"), or
(ii) the close of business on the tenth business day following the commencement of a tender offer or exchange offer that would result upon its consummation in a person or group becoming the beneficial owner of 10% or more of the outstanding shares of Common Stock.

  In the case of certain stockholders of the Company who beneficially owned 10% or more of the outstanding shares of Common Stock as of March 9, 1998 (such stockholders are referred to in the Rights Agreement as "grandfathered persons"), the Rights generally will be distributed only if any such stockholder acquires or proposes to acquire additional shares of Company Common Stock. In addition, a "grandfathered person" generally will become an Acquiring Person only if such person acquires additional shares of Common Stock.

TRANSFER AGENT

  The transfer agent and registrar for the Common Stock, and the rights agent for the Rights, is First Union National Bank of Charlotte, North Carolina.

                      RESTRICTIONS ON TRANSFERS OF STOCK

  For the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year, and such stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve (12) months or during a proportionate part of a shorter taxable year (in each case, other than the first such year). To ensure that the Company remains a qualified REIT, the Charter, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of any class or series of the Company's stock, and certain pension plans and mutual funds registered under the Investment Company Act of 1940 are permitted to own beneficially up to 15% (the "Look-Through Ownership Limit") of a class or series of the Company's stock. Any transfer of shares of the Company's stock or of any security convertible into shares of the Company's stock that would create a direct or indirect ownership of shares in excess of the Ownership Limit or the Look-Through Ownership Limit, as applicable, or that would result in the disqualification of the Company as a REIT, including any transfer that would (i) result in the shares of stock being owned by fewer than 100 persons, (ii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code or (iii) result in the Company constructively owning 10% or more of the ownership interests in a tenant of the Company within the meaning of Section 856(a)(5) of the Code, shall be null and void, and the intended transferee will acquire no rights to such shares of stock exceeding the applicable limit. In addition, if any purported transfer of stock or any other event would otherwise result in any person violating the Ownership Limit or the Look-Through Ownership Limit, as applicable, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares in excess of the applicable limit and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of applicable limit (the "Prohibited Owner") shall cease to own any right or interest ) in such excess shares.

  Any such excess shares described above shall be automatically converted into an equal number of shares of Excess Stock and transferred automatically, by operation of law, to a trust, the beneficiary of which shall be a qualified charitable organization selected by the Company. If the shares that are converted into Excess Stock are not shares of common stock, then the Excess Stock into which they are converted shall be deemed to be a separate series of Excess Stock with a designation and title corresponding to the designation and title of the shares that have been converted. As soon as practicable after the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such shares of Excess Stock to a person or entity who could own such shares without violating the Ownership Limit or Look-Through Ownership Limit, as applicable, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such shares of Excess Stock or the sales proceeds received by the trust for such shares of Excess Stock. Upon such transfer of shares of Excess Stock, such shares shall be automatically converted into an equal number of shares of the same class and series which was converted into such Excess Stock, and such shares of Excess Stock shall be automatically retired and canceled and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock.

  In the case of any Excess Stock resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such Excess Stock to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such Excess Stock as of the date of such event or the sales proceeds received by the trust for such Excess Stock. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the beneficiary of the trust. Prior to a sale of any such Excess Stock by the trust, the trustee will be entitled to receive in trust for the beneficiary all dividends and other distributions paid by the Company with respect to such Excess Stock.

  In addition, subject to certain limited exceptions, shares of Excess Stock held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of 90 days. Upon such a sale to the Company, the interest of the beneficiary of the trust in the Excess Stock sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

  The foregoing restrictions on transferability and ownership will not apply if the Company's Board determines that it is no longer in the best interest of the Company to continue to qualify as a REIT. The Board may, in its sole discretion, waive the Ownership Limit and the Look-Through Ownership Limit if evidence satisfactory to the Board is presented that the transfer of stock will not jeopardize the qualification of the Company as a REIT and the Board otherwise decides that such action is in the best interest of the Company.

  In addition, the Charter provides that each stockholder of the Company shall be required upon demand to disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of stock as the Board deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

  The Ownership Limit and the Look-Through Ownership Limit may have the effect of delaying, deferring or preventing a change in control of the Company.

                       FEDERAL INCOME TAX CONSIDERATIONS

  The Company believes it has operated, and the Company intends to continue to operate, in such manner as to qualify as a REIT under the Code, but no assurance can be given that it will at all times so qualify.

  The provisions of the Code pertaining to REITs are highly technical and complex. The following is a brief and general summary of certain provisions that currently govern the federal income tax treatment of the Company and its stockholders. For the particular provisions that govern the federal income tax treatment of the Company and its stockholders, reference is made to Sections 856 through 860 of the Code and the treasury regulations promulgated thereunder. The following summary is qualified in its entirety by such reference.

  Under the Code, if certain requirements are met in a taxable year, a REIT generally will not be subject to federal income tax with respect to income that it distributes to its stockholders. If the Company fails to qualify during any taxable year as a REIT, unless certain relief provisions are available, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, which could have a material adverse effect upon its stockholders.

  To qualify as a REIT, the Company must comply with a number of annual requirements regarding its income, assets and distributions. These requirements impose a number of restrictions on the Company's operations. For example, the Company may not lease property if the lease has the effect of giving the Company a share of the net income of the lessee. The amount of personal property that may be included under a lease may not exceed a defined, low level, and the Company may not provide services to its tenants, other than customary services and de minimis non-customary services. The Company's ability to acquire non-real estate assets is restricted, and a 100% tax is imposed on any gain that the Company realizes from sales of property to customers in the ordinary course of business (other than property acquired by reason of certain foreclosures), effectively preventing the Company from participating directly in condominium projects and other projects involving the development of property for resale. Minimum distribution requirements also generally require the Company to distribute at least 95% of its taxable income each year (excluding any net capital gain).

  In any year in which the Company qualifies to be taxed as a REIT, distributions made to its stockholders out of current or accumulated earnings and profits will be taxed to stockholders as ordinary income except that distributions of net capital gains designated by the Company as capital gain dividends will be taxed as long-term capital gain income to the stockholders. To the extent that distributions exceed current or accumulated earnings and profits, they will constitute a return of capital, rather than dividend or capital gain income, and will reduce the basis for the stockholder's Securities with respect to which the distribution is paid or, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of those Securities.

  Investors are urged to consult their own tax advisors with respect to the appropriateness of an investment in the Securities offered hereby and with respect to the tax consequences arising under federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences resulting from such investor's own tax characteristics. In particular, foreign investors should consult their own tax advisors concerning the tax consequences of an investment in the Company, including the possibility of United States income tax withholding on Company distributions.

                             PLAN OF DISTRIBUTION

  The Company may sell Securities to or through one or more underwriters or dealers for public offering and sale by or through them, directly to one or more purchasers, through agents or through any combination of these methods of sale. Direct sale to investors also may be accomplished through subscription rights distributed to the Company's stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying Securities are not subscribed for, the Company may sell the unsubscribed Securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed Securities to third parties.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices (any of which may represent a discount from the prevailing market prices).

  In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from the Company and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, each class or series of Securities will be a new issue with no established trading market, other than the Common Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock, which are listed on the NYSE and the PCX. Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE and the PCX, subject to official notice of issuance. The Company may elect to list any series of Debt Securities or Preferred Stock on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Securities.

  Under agreements into which the Company may enter, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, the Company in the ordinary course of business.

  If so indicated in the applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Securities less the principal amount thereof covered by Contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such Contracts.

  In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

  Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the Securities offered hereby may not simultaneously engage in market making activities with respect to the Securities for a specified period prior to the commencement of such distribution.

                                 LEGAL MATTERS

  Certain legal matters, including the legality of the Securities, will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts.

                                    EXPERTS

  The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company (formerly Bay Apartment Communities, Inc.) for the year ended December 31, 1997 and the Annual Report on Form 10-K of Avalon Properties, Inc. for the year ended December 31, 1997, the audited historical summary of revenues and direct operating expenses included on pages F-1 through F-6 of the Company's Form 8-K dated March 27, 1998 and the audited historical summary of operating revenue and expenses included on pages 5 through 8 of the Company's Form 8-K dated August 5, 1998, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURIS-DICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

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                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   2
Incorporation of Certain Documents by Reference...........................   2
The Company...............................................................   3
Use of Proceeds...........................................................   4
Ratios of Earnings to Combined Fixed Charges and Preferred Stock
 Dividends................................................................   4
Ratios of Earnings to Fixed Charges.......................................   5
Description of Debt Securities............................................   5
Description of Preferred Stock............................................  18
Description of Common Stock...............................................  24
Restrictions on Transfers of Stock........................................  26
Federal Income Tax Considerations.........................................  27
Plan of Distribution......................................................  28
Legal Matters.............................................................  29
Experts...................................................................  29

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                                 $750,000,000

                                    [LOGO]

                                  AVALON BAY
                               COMMUNITIES, INC.

                                DEBT SECURITIES
                                PREFERRED STOCK
                                 COMMON STOCK

                               -----------------

                                  PROSPECTUS

                               -----------------

                                AUGUST 7, 1998

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

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses in connection with the issuance and distribution of the securities being registered will be borne by the Company and are set forth in the following table (all amounts except the registration fee are estimated):

   Registration fee................................................. $  175,968
   Legal fees and expenses..........................................    450,000
   Blue Sky expenses................................................    100,000
   Accounting fees and expenses.....................................    200,000
   Printing fees and expenses.......................................    200,000
   Miscellaneous....................................................     24,032
                                                                     ----------
     Total.......................................................... $1,150,000
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Subject to certain limited exceptions, the Company's Charter and Bylaws, each as amended, limit the liability of the Company's Directors and officers to the Company and its stockholders for money damages for any breach of any duty owed by such Director or officer of the Company to the fullest extent permitted by Maryland law. The Maryland General Corporation Law ("MGCL") generally permits the liability of Directors and officers to a corporation or its stockholders for money damages to be limited, unless it is proved that
(i)(a) the Director or officer actually received an improper personal benefit in money, property or services, (b) the Director or officer acted in bad faith, or (c) the Director's or officer's act or omission was the result of active and deliberate dishonesty, and (ii) the Director's or officer's act or omission was material to the matter giving rise to the proceeding. However, if the proceeding was one by or in the right of the Company, indemnification may not be made in respect of any proceeding in which the Director or officer shall have been adjudged to be liable to the Company. These provisions do not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

  Pursuant to the authority granted in the Company's Charter and Bylaws, the Company has also entered into indemnification agreements with certain of its executive officers and members of the Board of Directors who are not officers of the Company, pursuant to which the Company has agreed to indemnify them against certain liabilities incurred in connection with their service as executive officers and/or Directors. These provisions and contracts could reduce the legal remedies available to the Company and its stockholders against these individuals.

ITEM 16. EXHIBITS.

   EXHIBIT NO.                            DESCRIPTION
   -----------                            -----------
       4.1     Indenture for Senior Debt Securities, dated as of January 16,
               1998, between the Company and State Street Bank and Trust
               Company, as Trustee (Incorporated by reference to the Company's
               Form 8-K filed on January 21, 1998).
       4.2     First Supplemental Indenture, dated as of January 20, 1998, between the Company and State Street Bank and Trust Company, as
               Trustee (Incorporated by reference to Exhibit 4.2 to the
               Company's Form 8-K filed January 21, 1998).
       4.3     Second Supplemental Indenture, dated as of July 7, 1998, between the Company and State Street Bank and Trust Company, as Trustee
               (Incorporated by reference to Exhibit 4.2 to the Company's Form
               8-K filed July 9, 1998).
       4.4     Form of Senior Debt Security (Incorporated by reference to
               Exhibit 4.2 to the Company's Registration Statement on Form S-3
               (File No. 333-41511)).
       4.5     Form of Indenture for Subordinated Debt Securities (Incorporated
               by reference to Exhibit 4.3 to the Company's Registration
               Statement on Form S-3 (File No. 333-41511)).
       4.6     Form of Subordinated Debt Security (Incorporated by reference to
               Exhibit 4.4 to the Company's Registration Statement on Form S-3
               (File No. 333-41511)).
       5.1     Opinion of Goodwin, Procter & Hoar LLP as to the legality of the
               Securities being registered.
       8.1     Opinion of Goodwin, Procter & Hoar LLP as to certain tax
               matters.

   EXHIBIT NO.                           DESCRIPTION
   -----------                           -----------
      12.1     Calculation of Ratios of Earnings to Combined Fixed Charges and
               Preferred Stock Dividends and Ratios of Earnings to Fixed
               Charges (Incorporated by reference to Exhibit 12.1 to the
               Company's Form 10-Q for the quarter ended March 31, 1998).
      23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.
      23.2     Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
      24.1     Powers of Attorney (included in Part II of this registration statement).
      25.1     Statement of Eligibility of Trustee (Incorporated by reference to Form T-1 filed on January 7, 1998).

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, AVALON BAY COMMUNITIES, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT (THE "REGISTRATION STATEMENT") TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN JOSE, CALIFORNIA, ON THIS 27TH DAY OF JULY, 1998.

                                          Avalon Bay Communities, Inc.

                                                  /s/ Richard L. Michaux
                                          By: _________________________________
                                                    Richard L. Michaux
                                                  Chief Executive Officer

  KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Avalon Bay Communities, Inc. hereby severally constitute Richard
L. Michaux or Gilbert M. Meyer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith, a registration statement on Form S-3, which may be subsequently filed pursuant to Rule 462(b) of the Securities Act, and which would incorporate by reference this Registration Statement, and any and all amendments to either of said registration statements, and generally to do all such things in our names and in our capacities as officers and directors to enable Avalon Bay Communities, Inc. to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to either of said registration statements and any and all amendments thereto.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                         CAPACITY                   DATE
             ---------                         --------                   ----

/s/ Gilbert M. Meyer                 Executive Chairman of the       July 27, 1998
____________________________________ Board
   Gilbert M. Meyer

/s/ Richard L. Michaux               Director and Chief Executive    July 27, 1998
____________________________________ Officer (Principal Executive
   Richard L. Michaux                Officer)

/s/ Charles H. Berman                Director, President and         July 27, 1998
____________________________________ Chief Operating Officer
   Charles H. Berman

/s/ Bruce A. Choate                  Director                        July 27, 1998
____________________________________
   Bruce A. Choate

/s/ Michael A. Futterman             Director                        July 27, 1998
____________________________________
   Michael A. Futterman

/s/ John J. Healy, Jr.               Director                        July 27, 1998
____________________________________
   John J. Healy, Jr.

             SIGNATURE                         CAPACITY                   DATE
             ---------                         --------                   ----

/s/ Christopher B. Leinberger        Director                        July 27, 1998
____________________________________
   Christopher B. Leinberger

/s/ Richard W. Miller                Director                        July 27, 1998
____________________________________
   Richard W. Miller

/s/ Brenda J. Mixson                 Director                        July 27, 1998
____________________________________
   Brenda J. Mixson

/s/ Thomas H. Nielsen                Director                        July 27, 1998
____________________________________
   Thomas H. Nielsen

/s/ Lance R. Primis                  Director                        July 27, 1998
____________________________________
   Lance R. Primis

/s/ Allan D. Schuster                Director                        July 27, 1998
____________________________________
   Allan D. Schuster

/s/ Thomas J. Sargeant               Senior Vice President, Chief    July 27, 1998
____________________________________ Financial Officer and
   Thomas J. Sargeant                Treasurer (Principal
                                     Financial and Accounting
                                     Officer)

                                 EXHIBIT INDEX

   EXHIBIT NO.                            DESCRIPTION
   -----------                            -----------
       4.1     Indenture for Senior Debt Securities, dated as of January 16,
               1998, between the Company and State Street Bank and Trust
               Company, as Trustee (Incorporated by reference to the Company's
               Form 8-K filed on January 21, 1998).
       4.2     First Supplemental Indenture, dated as of January 20, 1998, between the Company and State Street Bank and Trust Company, as
               Trustee (Incorporated by reference to Exhibit 4.2 to the
               Company's Form 8-K filed January 21, 1998).
       4.3     Second Supplemental Indenture, dated as of July 7, 1998, between the Company and State Street Bank and Trust Company, as Trustee
               (Incorporated by reference to Exhibit 4.2 to the Company's Form
               8-K filed July 9, 1998).
       4.4     Form of Senior Debt Security (Incorporated by reference to
               Exhibit 4.2 to the Company's Registration Statement on Form S-3
               (File No. 333-41511)).
       4.5     Form of Indenture for Subordinated Debt Securities (Incorporated
               by reference to Exhibit 4.3 to the Company's Registration
               Statement on Form S-3 (File No. 333-41511)).
       4.6     Form of Subordinated Debt Security (Incorporated by reference to
               Exhibit 4.4 to the Company's Registration Statement on Form S-3
               (File No. 333-41511)).
       5.1     Opinion of Goodwin, Procter & Hoar LLP as to the legality of the
               Securities being registered.
       8.1     Opinion of Goodwin, Procter & Hoar LLP as to certain tax
               matters.
      12.1     Calculation of Ratios of Earnings to Combined Fixed Charges and
               Preferred Stock Dividends and Ratios of Earnings to Fixed
               Charges (Incorporated by reference to Exhibit 12.1 to the
               Company's Form 10-Q for the quarter ended March 31, 1998).
      23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.
      23.2     Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
      24.1     Powers of Attorney (included in Part II of this registration statement).
      25.1     Statement of Eligibility of Trustee (Incorporated by reference to Form T-1 filed on January 7, 1998).